Exhibit 23(j)(1)
                                                                ----------------
KPMG


           Morgan Keegan Tower, Suite 900
           Fifty North Front Street                       Telephone 901 523 3131
           Memphis, TN  38103                             Fax 901 523 8877








                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Shareholders and Board of Directors of
Morgan Keegan Select Fund, Inc.


We consent to the use of our report dated July 27, 2001 incorporated by reference herein and to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Certified Public Accountants" in the Statement of Additional Information.



/s/  KPMG LLP



Memphis, Tennessee
October 22, 2001